UNITED  STATES
SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.C.  20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700
Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco,  CA    94105
(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of The Charles Schwab Corporation (“CSC”) was held on May 17, 2016.

(b)

All nominees for directors were elected, and each nominee received more “for” votes than “against” votes cast for his or her election.  The proposals for ratification of the selection of Deloitte & Touche LLP as CSC’s independent auditors and the advisory vote on executive compensation were approved.  The stockholder proposal requesting disclosure of lobbying policy, procedures and oversight; lobbying expenditures; and participation in organizations engaged in lobbying was not approved.  The stockholder proposal requesting annual disclosure of EEO-1 data was not approved.  The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) John K. Adams, Jr.	1,081,415,855	11,078,429	1,386,617	52,815,118
	(b) Stephen A. Ellis	1,082,057,364	10,916,413	907,124	52,815,118
	(c) Arun Sarin	1,080,857,262	11,713,539	1,310,100	52,815,118
	(d) Charles R. Schwab	1,049,025,624	44,127,466	727,811	52,815,118
	(e) Paula A. Sneed	1,044,815,708	48,169,882	895,311	52,815,118
2	Ratification of the selection of Deloitte & Touche LLP as independent auditors	1,135,307,027	10,624,090	764,902	0
3	Advisory approval of Named Executive Officer compensation	1,060,800,657	28,049,341	5,029,230	52,816,791
4	Stockholder proposal requesting disclosure of lobbying policy, procedures and oversight; lobbying expenditures; and participation in organizations engaged in lobbying	262,580,783	682,647,213	148,652,105	52,815,918
5	Stockholder proposal requesting annual disclosure of EEO-1 data	222,251,885	692,049,282	179,578,061	52,816,791

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 20, 2016	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Senior Executive Vice President and Chief Financial Officer